CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Douglas Lake Minerals Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending February 28, 2005, as filed with the Securities and Exchange Commission (the "Report"), Laurence Stephenson, President (Principal Executive Officer) of the Company and Steven Johnston, Treasurer (Principal Financial Officer) of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 29, 2005	/s/ Laurence Stephenson Laurence Stephenson President (Principal Executive Officer)
Date: April 29, 2005	/s/ Steven Johnston Steven Johnston Treasurer (Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to Douglas Lake Minerals Inc. and will be retained by Douglas Lake Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]